Exhibit 10.60

EXECUTION VERSION

GE SALES FINANCE MASTER TRUST

AMENDED AND RESTATED TRUST AGREEMENT

between

GE SALES FINANCE HOLDING, L.L.C.,

and

BNY MELLON TRUST OF DELAWARE,

as the Trustee

Dated as of February 29, 2012

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TABLE OF CONTENTS

(continued)

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AMENDED AND RESTATED TRUST AGREEMENT OF GE SALES FINANCE MASTER TRUST (as amended or supplemented from time to time, this “Agreement”) dated as of February 29, 2012 between GE SALES FINANCE HOLDING, L.L.C. (“GE Sales Finance Holding”), a Delaware limited liability company, and BNY Mellon Trust of Delaware, a Delaware bank corporation, as Trustee (the “Trustee”).

WHEREAS, GE Sales Finance Holding and the Trustee have heretofore formed GE Sales Finance Master Trust as a Delaware statutory trust by filing the Certificate of Trust (as hereinafter defined) with the Secretary of State of the State of Delaware and entering into a trust agreement, each dated as of February 29, 2012 (the “Initial Trust Agreement”).

WHEREAS, GE Sales Finance Holding and the Trustee intend to amend and restate in its entirety the Initial Trust Agreement and to ratify all action taken pursuant to such Initial Trust Agreement;

NOW, THEREFORE, in consideration of the agreements and obligations set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, GE Sales Finance Holding and the Trustee hereby agree as follows:

ARTICLE I

DEFINITIONS

SECTION 1.1 Definitions.

“Account” means, at any time, each credit account then included as an “Account” pursuant to (and as defined in) the Transfer Agreement.

“Administration Agreement” means the Administration Agreement, dated as of February 29, 2012, between the Administrator and the Trust.

“Administrator” means GE Capital Retail Bank, in its capacity as Administrator under the Administration Agreement or any successor Administrator.

“Affiliate” means, with respect to any Person, (a) each Person that, directly or indirectly, owns or controls, whether beneficially, or as a trustee, guardian or other fiduciary, five percent (5%) or more of the stock having ordinary voting power in the election of directors of such Person, (b) each Person that controls, is controlled by, or is under common control with such Person or (c) each of such Person’s officers, directors, joint venturers and partners. For the purposes of this definition, “control” of a Person means the possession, directly or indirectly, of the power to direct or cause the direction of its management or policies, whether through the ownership of voting securities, by contract or otherwise.

“Aggregate Principal Amounts” means, as of any date of determination, the sum of (i) the aggregate Outstanding Balances of Principal Receivables as of such date and (ii) the aggregate principal amounts of all Participation Interests as of such date; provided that the Outstanding Balance of any Principal Receivable or the principal amount of any Participation Interest that has been designated as an Ineligible Interest as of such date of determination shall be excluded from Aggregate Principal Amounts for purposes of calculating Trust Principal Balance.

Amended and Restated Trust Agreement

“Agreement” is defined in the preamble.

“Authorized Officer” means, with respect to any bank, corporation, limited liability company or statutory trust, the Chairman or Vice-Chairman of the Board, the President, any Vice President, the Secretary, the Treasurer, any Assistant Secretary, any Assistant Treasurer and each other officer of such bank, corporation, limited liability company, statutory trust or trustee or administrator of such trust specifically authorized in resolutions of the Board of Directors of such bank, corporation, limited liability company or statutory trust or the trust agreement of such trust to sign agreements, instruments or other documents on behalf of such corporation or statutory trust in connection with the transactions contemplated by the Related Documents.

“Certificate of Trust” shall mean the Certificate of Trust executed by the Trustee, substantially in the form attached hereto as Exhibit A.

“Charged-Off Receivables” means a Receivable (or any portion thereof) arising in an Account which has been written off as uncollectible in accordance with the Credit and Collection Policies.

“Class” means any class of Notes of any Series.

“Code” means the Internal Revenue Code of 1986, as amended from time to time, and Treasury Regulations promulgated thereunder.

“Collateral” is defined in the Granting Clause of the Indenture.

“Collateral Amount” is defined, with respect to any Series, in the related Indenture Supplement.

“Collection Account” means the account designated as such, established and owned by the Trust and maintained in accordance with Section 8.2 of the Indenture.

“Collections” means, for any Receivable for any period, (a) the sum of all amounts, whether in the form of cash, checks, drafts, or other instruments, received in payment of, or applied to, any amount owed by an Obligor on account of such Receivable during such period, including all in-store payments and all other fees and charges and (b) Recoveries and cash proceeds of Related Security with respect to such Receivable. Collections shall include all amounts described in the preceding sentence that are received with respect to Participation Interests and shall only include Recoveries to the extent allocated to the Participation Interests in accordance with the Receivables Participation Agreement. Amounts received from GE Sales Finance Holding pursuant to Section 2.5 of the Transfer Agreement shall be deemed to be Principal Collections. Amounts received from GE Sales Finance Holding pursuant to Section 6.1(e) of the Transfer Agreement and amounts received from the Servicer pursuant to Section 2.6 of the Servicing Agreement shall be deemed to be Principal Collections to the extent that they represent the purchase price of Principal Receivables and shall be deemed to be Finance Charge Collections to the extent that they represent the purchase price of Finance Charge Receivables.

Amounts received from GE Sales Finance Holding pursuant to Section 6.2(a) of the Transfer Agreement shall be deemed to be Collections. Recoveries shall be treated as Collections of Finance Charge Receivables. Collections with respect to any Monthly Period shall include the amount of Interchange (if any) allocable to any Series of Notes, pursuant to the applicable Indenture Supplement, with respect to such Monthly Period (to the extent received by Trust and deposited on the Payment Date following such Monthly Period in accordance with this Agreement), to be applied as if such Interchange were Collections of Finance Charge Receivables for all purposes.

“Commission” means the Securities and Exchange Commission.

“Contract” means the agreement and Federal Truth in Lending Statement for credit accounts between any Obligor and Originator, as such agreements may be amended, modified, or otherwise changed from time to time.

“Corporate Trust Office” means, the office of the Trustee at which at any particular time its corporate trust business shall be administered, which office at the date of this Agreement is located at 101 Barclay Street, Floor 4 West (ABS Unit), New York, New York 10286, Attention: Antonio Vayas, facsimile: (212) 815-2493.

“Credit and Collection Policies” is defined in Section 2.11.

“Custody and Control Agreement” means the Custody and Control Agreement, dated as of February 29, 2012, between the Trust, Deutsche Bank Trust Company Americas, as custodian, and the Indenture Trustee.

“Date of Processing” means, as to any transaction, the date on which the transaction is first recorded on the Trust’s computer file of credit accounts (without regard to the effective date of such recordation).

“Discount Option Receivables” means “Discount Option Receivables” as defined in Section 2.8 of the Transfer Agreement.

“Discount Percentage” means “Discount Percentage” as defined in Section 2.8 of the Transfer Agreement.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“Excess Funding Account” means the “Excess Funding Account” as defined in the Indenture.

“Expenses” is defined in Section 7.2.

“Finance Amount” means, with respect to any Finance Charge Receivable relating to a Transferred Participation Interest, the Requisite Percentage of the outstanding amount of such Finance Charge Receivable.

“Finance Charge Collections” means Collections attributable to Finance Charge Receivables (after giving effect to any recharacterization of Collections of Principal Receivables as Collections of Finance Charge Receivables pursuant to Section 2.8 of the Transfer Agreement), including Collections applied by the Trust in respect of Finance Charge Receivables that are subsequently waived or reversed. The determination as to whether Collections are attributable to Finance Charge Receivables or Principal Receivables shall be made by the Trust applying its then-current policies and procedures adopted pursuant to Section 2.11 as in effect from time to time. All amounts that would have constituted Finance Charge Receivables but for GE Sales Finance Holding’ inability to transfer Transferred Interests to the Trust pursuant to Section 6.2(a) of the Transfer Agreement shall be deemed to be Finance Charge Receivables for the purpose of all calculations pursuant to the this Agreement.

“Finance Charge Receivables” means Receivables created in respect of periodic finance charges, late fees, returned check fees and all other similar fees and charges billed or accrued and unpaid on an Account. Finance Charge Receivables shall also include the Finance Amounts with respect to Participation Interests as shall be determined pursuant to, and only if so provided in, the applicable Participation Interest Sale Agreement. The determination as to whether Receivables constitute Finance Charge Receivables or Principal Receivables shall be made by the Trust using its then-current practices as in effect from time to time.

“Floating Allocation Percentage” is defined, for any Series, in the related Indenture Supplement.

“Free Equity Amount” means, at any time, the sum of (a) the excess, if any, of the Trust Principal Balance at such time over the sum of the Collateral Amounts at such time for all outstanding series of Notes, plus (b) the funds on deposit in any Trust Account that will be applied to pay the principal amount of the Notes of any Series on the following Payment Date, but only to the extent not deducted for purposes of determining the Collateral Amount at such time for any Series of Notes.

“GE Capital” means General Electric Capital Corporation, a Delaware corporation.

“GE Capital Retail Bank” means GE Capital Retail Bank, a federal savings bank organized under the laws of the United States.

“GE Sales Finance Holding” is defined in the preamble.

“GEMB Lending Participation Interest Sale Agreement” means the Participation Interest Sale Agreement, dated as of February 29, 2012, between GEMB Lending Inc. and GE Sales Finance Holding.

“Governmental Authority” means any nation or government, any state, county, city, town, district, board, bureau, office commission, any other municipality or other political subdivision thereof (including any educational facility, utility or other Person operated thereby), and any agency, department or other entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

“Grant” means to create and grant a Lien pursuant to the Indenture, and other forms of the verb “to Grant” shall have correlative meanings.

“Holder” means a holder of the Transferor Interest or a Supplemental Interest, as applicable.

“Indemnified Parties” is defined in Section 7.2.

“Indenture” means the Master Indenture, dated as of February 29, 2012, between the Trust and the Indenture Trustee.

“Indenture Supplement” means, with respect to any Series, a supplement to the Indenture, executed and delivered in connection with the original issuance of the Notes of such Series pursuant to Section 2.8 of the Indenture, and an amendment to the Indenture executed pursuant to Section 9.1 or 9.2 of the Indenture, and, in either case, including all amendments thereof and supplements thereto.

“Indenture Trustee” means Deutsche Bank Trust Company Americas, not in its individual capacity but solely as Indenture Trustee under the Indenture, or any successor Indenture Trustee under the Indenture.

“Ineligible Interest” means any Transferred Interest designated as an “Ineligible Interest” by the Transferor pursuant to Section 6.1(d) of the Transfer Agreement.

“Initial Trust Agreement” is defined in the first whereas clause.

“Interchange” means interchange fees payable to GE Capital Retail Bank or the Originator, in its capacity as credit card issuer, through VISA, USA, Inc., MasterCard International Incorporated, Discover Bank or American Express Co. or any similar entity or organization with respect to any type credit accounts included as Accounts.

“Lien” means any mortgage or deed of trust, pledge, hypothecation, assignment, deposit arrangement, lien, charge, claim, security interest, easement or encumbrance, or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including any conditional sale, lease or title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, and the filing of, or agreement to give, any financing statement perfecting a security interest under the UCC or comparable law of any jurisdiction); provided, however, Permitted Encumbrances shall not constitute a Lien.

“Loan Agreement” means, with respect to any Series, a Loan Agreement among the Trust, the lenders party thereto and the lender group agent for the lender groups party thereto.

“Material Adverse Effect” means a material adverse effect on (a) the ability of GE Sales Finance Holding to perform any of its obligations under the Related Documents in accordance with the terms thereof, (b) the validity or enforceability of any Related Document or the rights and remedies of GE Sales Finance Holding or the Trust under any Related Document or (c) the ownership interests or Liens of GE Sales Finance Holding with respect to the Transferred Assets or the priority of such interests or Liens.

“Minimum Free Equity Amount” means, as of any date of determination, (a) the product of (i) the Trust Principal Balance and (ii) the highest of the Minimum Free Equity Percentages specified in each Indenture Supplement effective on the date of determination. Unless otherwise specified in the related Indenture Supplement for a Series the Minimum Free Equity Percentage for such Series shall be zero.

“Monthly Period” means, as to each Payment Date, the period beginning on the 22nd day of the second preceding calendar month and ending on the 21st day of the immediately preceding calendar month; provided that the initial Monthly Period shall mean the period from and including the Closing Date to and including March 21, 2012.

“Monthly Servicing Fee” means the monthly servicing fee payable to the Servicer pursuant to Section 2.5 of the Servicing Agreement.

“Moody’s” means Moody’s Investors Service, Inc.

“New Issuance” means one or more new Series of Notes issued pursuant to the Indenture and an Indenture Supplement.

“Note” means one of the Notes issued by the Trust pursuant to the Indenture and an Indenture Supplement, substantially in the form attached to the related Indenture Supplement.

“Note Register” and “Note Registrar” are defined in Section 2.4 of the Indenture.

“Noteholder” means the Person in whose name a Note is registered on the Note Register and, if applicable, the holder of any Note, as the case may be, or such other Person deemed to be a “Noteholder” in any related Indenture Supplement.

“Obligor” means, with respect to any Transferred Receivable, any Person obligated to make payments in respect thereof.

“Officer’s Certificate” means, with respect to any Person, a certificate signed by an Authorized Officer of such Person.

“Opinion of Counsel” means a written opinion of counsel (who may be an employee of or counsel to the Trust or an Affiliate of the Trust), which counsel and opinion shall be acceptable to the Indenture Trustee.

“Originator” means GE Capital Retail Bank or any other originator so designated pursuant to Section 2.10 of the Transfer Agreement.

“Outstanding Balance” means, with respect to any Principal Receivable: (a) as of the date on which the Trust acquires such Principal Receivable pursuant to the Transfer Agreement, the outstanding amount of such Principal Receivable as reflected on the Trust’s books and records after giving effect to any recharacterization of any portion of such Principal Receivable as a Finance Charge Receivable pursuant to Section 2.8 of the Transfer Agreement; and (b) thereafter, the amount referred to in clause (a) minus Collections with respect to that Principal Receivable that are allocable to a reduction of the Outstanding Balance thereof minus any subsequent discounts to or any other modifications that reduce such Outstanding Balance; provided, that the Outstanding Balance of a Charged-Off Receivable shall equal zero.

“Participation Interest” shall mean, with respect to any Receivable, an interest in such Receivable equal to the applicable Requisite Percentage of such Receivable.

“Participation Interest Sale Agreement” means (i) the GEMB Lending Participation Interest Sale Agreement and (ii) any other participation interest sale agreement entered into between a Seller and GE Sales Finance Holding pursuant to which such Seller sells Participation Interests to GE Sales Finance Holding.

“Paying Agent” means with respect to the Notes, initially the Indenture Trustee or any other Person that meets the eligibility standards in Section 6.15 of the Indenture.

“Payment Date” means, with respect to any Series, the date specified in the related Indenture Supplement.

“Permitted Encumbrances” means the following encumbrances: (a) Liens for taxes or assessments or other governmental charges not yet due and payable; (b) inchoate and unperfected workers’, mechanics’, suppliers’ or similar Liens arising in the ordinary course of business; and (c) presently existing or hereinafter created Liens in favor of, or created by, the Trust.

“Person” means any individual, sole proprietorship, partnership, joint venture, unincorporated organization, trust, association, corporation (including a business or statutory trust), limited liability company, institution, public benefit corporation, joint stock company, Governmental Authority or any other entity of whatever nature.

“Principal Amount” means, with respect to any Principal Receivable relating to a Transferred Participation Interest, the Requisite Percentage of the Outstanding Balance of such Principal Receivable.

“Principal Collections” means Collections attributable to Principal Receivables (after giving effect to any recharacterization of Collections of Principal Receivables as Collections of Finance Charge Receivables pursuant to Section 2.8 of the Transfer Agreement). Principal Receivables shall also include the principal portion of Participation Interests as shall be determined pursuant to, and only if so provided in, the applicable Participation Interest Sale Agreement. The determination as to whether Collections are attributable to Finance Charge Receivables or Principal Receivables shall be made by the Trust applying the policies and procedures adopted pursuant to Section 2.11.

“Principal Receivable” means each Receivable, other than a Finance Charge Receivable provided, that after the effective date of designation of a Discount Percentage, Principal Receivables on any Date of Processing thereafter shall mean Principal Receivables as otherwise determined pursuant to this definition minus Discount Option Receivables. Unless the context otherwise requires, Principal Receivables shall also include the Principal Amounts with respect to Participation Interests as shall be determined pursuant to, and only if so provided, in the applicable Participation Interest Sale Agreement. The determination as to whether Receivables constitute Finance Charge Receivables or Principal Receivables shall be made by the Trust applying its then current policies and procedures adopted pursuant to Section 2.11 as in effect from time to time.

“Reassignment Amount” means, with respect to any Series, the amount specified in the related Indenture Supplement.

“Receivable” means any amount owing by an Obligor under an Account from time to time. Unless the context otherwise requires (whether or not there is a specific reference to the Underlying Receivable), any reference in this Agreement to a Receivable (including any Principal Receivable, Finance Charge Receivable or Charged-Off Receivable) and any Collections thereon shall refer only to the fractional undivided interest in the amounts paid or payable by Obligors on the related Account that is transferred to GE Sales Finance Holding pursuant to the applicable Sale Agreement, which undivided interest may be less than a 100% undivided interest therein.

“Receivables Participation Agreement” means shall mean the Amended and Restated Receivables Participation Agreement, dated as of February 29, 2012 between GE Capital Retail Bank and GEMB Lending Inc.

“Receivables Sale Agreement” means any receivables sale agreement entered into between a Seller and GE Sales Finance Holding pursuant to which such Seller sells Receivables to GE Sales Finance Holding.

“Records” means all Contracts and other documents, books, records and other information (including computer programs, tapes, disks, data processing software and related property and rights but excluding any computer programs or software subject to a licensing arrangement or other contractual provisions that would restrict the transfer or pledge thereof), prepared and maintained by any Originator, the Servicer, any Sub-Servicer or the Trust with respect to the Transferred Receivables and the Obligors thereunder.

“Recoveries” means (i) Collections of such Transferred Interest received after such Transferred Interest was charged off as uncollectible but before any sale or other disposition of such Transferred Interest; and (ii) any proceeds from such a sale or other disposition by the Trust of such a charged off Transferred Interest, in each of clauses (i) and (ii) net of expenses of recovery.

“Related Documents” means the Receivables Participation Agreement, the Transfer Agreement, the Sale Agreements, the Servicing Agreement, the Administration Agreement, the Notes, this Trust Agreement, the Custody and Control Agreement, the Indenture, the Servicer Guaranty, any Indenture Supplement, any Loan Agreement and including all other pledges, powers of attorney, consents, assignments, contracts, notices, and all other written matter whether heretofore, now or hereafter executed by or on behalf of any Person, or any employee of any Person, and delivered in connection with any of the foregoing. Any reference in the foregoing documents to a Related Document shall include all Annexes, Exhibits and Schedules thereto, and all amendments, restatements, supplements or other modifications thereto, and shall refer to such Related Documents as the same may be in effect at any and all times such reference becomes operative.

“Related Security” means with respect to any Receivable: (a) all of Trust’s interest, if any, in the goods, merchandise (including returned merchandise) or equipment, if any, the sale of which gave rise to such Receivable; (b) all guarantees, insurance or other agreements or arrangements of any kind from time to time supporting or securing payment of such Receivable whether pursuant to the Contract related to such Receivable or otherwise and (c) all Records relating to such Receivable.

“Required Principal Balance” is defined in the Indenture.

“Requisite Percentage” means, with respect to any Account, the “Requisite Percentage” specified in the Transfer Agreement and or in an Assignment (as such term is defined in the Transfer Agreement).

“S&P” means Standard & Poor’s Ratings Services, a Standard & Poor’s Financial Services LLC business.

“Sale Agreements” means (a) the Receivables Sale Agreements and (b) the Participation Interest Sale Agreements.

“Securities Act” means the Securities Act of 1933, 15 U.S.C. Sections 77 a et seq. and any regulations promulgated thereunder.

“Seller” means any Person designated as a “Seller” pursuant to a Sale Agreement.

“Series” means any series of Notes, which may include within any such Series a Class or Classes of Notes subordinate to another such Class or Classes of Notes.

“Series Account” means any account designated as such, established and owned by the Trust and maintained as specified in any Indenture Supplement.

“Servicer” means GE Capital Retail Bank, in its capacity as the Servicer under the Servicing Agreement, or any other Person designated as a Successor Servicer pursuant to the Servicing Agreement.

“Servicer Guaranty” means that certain Servicer Performance Guaranty, dated as of February 29, 2012, by GE Capital, as servicer performance guarantor.

“Servicing Agreement” means the Servicing Agreement, dated as of February 29, 2012, among the Servicer and the Trust.

“Shared Principal Collections” means the “Shared Principal Collections” as defined in the Indenture.

“Successor Servicer” means the successor servicer to the Servicer as appointed under the Servicing Agreement.

“Supplemental Interest” is defined in Section 3.4.

“Tax Opinion” means, with respect to any action, an Opinion of Counsel to the effect that, for Federal income tax purposes, (a) such action will not adversely affect the tax characterization as debt of Notes of any outstanding Class with respect to which an Opinion of Counsel was delivered at the time of their issuance that such Notes would be characterized as debt, (b) such actions will not cause the Trust to be classified, for federal income tax purposes, as an association (or publicly traded partnership) taxable as a corporation and (c) with respect to a New Issuance, unless otherwise specified in the Indenture Supplement, the Notes of the new Series will be treated as debt.

“Transfer Agreement” means the Transfer Agreement, dated as of February 29, 2012, between GE Sales Finance Holding and the Trust.

“Transferor Interest” means the undivided beneficial interest of GE Sales Finance Holding or its assigns in the Trust and the Trust Estate.

“Transferred Assets” is defined in Section 2.1 of the Transfer Agreement.

“Transferred Interests” means the Transferred Receivables and the Transferred Participation Interests.

“Transferred Participation Interests” means any Participation Interest purchased by the Trust from GE Sales Finance Holding pursuant to the Transfer Agreement or any Assignment (as such term is defined in the Transfer Agreement), including Finance Amounts that exist at the time of purchase of any Principal Amount of any Participation Interest in the same Account or that arise after the date of purchase of Principal Amounts in the Account. However, Participation Interests that are repurchased by GE Sales Finance Holding pursuant to the Transfer Agreement or purchased by Servicer pursuant to the Servicing Agreement shall cease to be considered “Transferred Participation Interests” from the date of such purchase.

“Transferred Receivable” means any Receivable that has been transferred by GE Sales Finance Holding to the Trust under the Transfer Agreement. However, Receivables that are repurchased by GE Sales Finance Holding pursuant to the Transfer Agreement or purchased by Servicer pursuant to the Servicing Agreement shall cease to be considered “Transferred Receivables” from the date of such purchase.

“Trust” means GE Sales Finance Master Trust.

“Trust Accounts” means any Series Account or the Collection Account.

“Trust Estate” means all right, title and interest of the Trust in and to the property and rights assigned to the Trust pursuant to the Transfer Agreement, all monies, investment property, instruments and other property on deposit from time to time in the Trust Accounts and all other property of the Trust from time to time, including any rights of the Trustee and the Trust pursuant to the Related Documents.

“Trust Interest” means the Transferor Interest or a Supplemental Interest, as applicable.

“Trust Principal Balance” means, as of any date of determination, the sum of (i) the Aggregate Principal Amounts and (ii) the amount on deposit in the Excess Funding Account at that time (exclusive of any investment earnings on such amount).

“Trust Statute” means Chapter 38 of Title 12 of the Delaware Code, 12 Del. Code §3801 et seq., as the same may be amended from time to time.

“Trust Termination Date” is defined in Section 8.1.

“Trustee” is defined in the preamble.

“UCC” means, with respect to any jurisdiction, the Uniform Commercial Code as the same may, from time to time, be enacted and in effect in such jurisdiction.

“Underlying Receivable” means any Receivable in which a Participation Interest is purchased by the Trust from GE Sales Finance Holding pursuant to the Transfer Agreement or any Assignment (as such term is defined in the Transfer Agreement). However, Receivables relating to Participation Interests that are repurchased by GE Sales Finance Holding pursuant to the Transfer Agreement or purchased by Servicer pursuant to the Servicing Agreement shall cease to be considered “Underlying Receivables” from the date of such purchase.

SECTION 1.2 Other Interpretive Matters. All terms defined directly or by incorporation in this Agreement shall have the defined meanings when used in any document delivered pursuant thereto unless otherwise defined therein. For purposes of this Agreement, unless the context otherwise requires: (a) accounting terms not otherwise defined herein and accounting terms partly defined herein to the extent not defined, shall have the respective meanings given to them under generally accepted accounting principles; and unless otherwise provided, references to any month, quarter or year refer to a fiscal month, quarter or year as determined in accordance with the GE Capital fiscal calendar; (b) unless defined in this Agreement or the context otherwise requires, capitalized terms used in this Agreement which are defined in the UCC shall have the meaning given such term in the UCC; (c) references to any amount as on deposit or outstanding on any particular date means such amount at the close of business on such day; (d) the words “hereof,” “herein” and “hereunder” and words of similar import refer to this Agreement as a whole and not to any particular provision of this Agreement; (e) references to any Section, Schedule or Exhibit are references to Sections, Schedules and Exhibits in or to this Agreement, and references to any paragraph, subsection, clause or other subdivision within any Section or definition refer to such paragraph, subsection, clause or other subdivision of such Section or definition; (f) the term “including” means “including without limitation”; (g) references to any law or regulation refer to that law or regulation as amended from time to time and include any successor law or regulation; (h) references to any agreement refer to that agreement as from time to time amended, restated or supplemented or as the terms of such agreement are waived or modified in accordance with its terms; (i) references to any Person include that Person’s successors and assigns; (j) headings are for purposes of reference only and shall not otherwise affect the meaning or interpretation of any provision hereof; and (k) words in the singular include the plural and words in the plural include the singular.

ARTICLE II

ORGANIZATION

SECTION 2.1 Name. The Trust continued hereby shall be known as “GE Sales Finance Master Trust”, in which name the Trustee may conduct the business of the Trust, make and execute contracts and other instruments on behalf of the Trust and sue and be sued.

SECTION 2.2 Office. The office of the Trust shall be in care of the Trustee at the Corporate Trust Office or at such other address as the Trustee may designate by written notice to GE Sales Finance Holding.

SECTION 2.3 Purposes and Powers. The purpose of the Trust is, and the Trust shall have the power and authority to, engage in the following activities:

(a) to execute, deliver and issue the Notes pursuant to the Indenture and the related Indenture Supplement and to issue the Transferor Interest and Supplemental Interests, if any, pursuant to this Agreement;

(b) with the proceeds of the issuance of the Notes, to acquire the Transferred Assets pursuant to the Transfer Agreement and pay to GE Sales Finance Holding the amounts owed pursuant to Section 2.4 of the Transfer Agreement;

(c) to Grant the Collateral pursuant to the Indenture and to hold, manage and distribute to the Holders, pursuant to the terms of this Agreement and the Related Documents, any portion of the Collateral released from the Lien of the Indenture;

(d) to enter into and perform its obligations under the Related Documents to which it is to be a party;

(e) to engage in those activities, including entering into agreements, that are necessary, suitable or convenient to accomplish the foregoing or are incidental thereto or connected therewith; and

(f) subject to compliance with the Related Documents, to engage in such other activities as may be required in connection with conservation of the Collateral and the making of distributions to the Holders and payments to the Noteholders.

The Trust shall not engage in any activity other than in connection with the foregoing or other than as required or authorized by this Agreement or the Related Documents.

SECTION 2.4 Appointment of the Trustee. GE Sales Finance Holding hereby appoints the Trustee as trustee of the Trust effective as of the date hereof, to have all the rights, powers and duties set forth herein and in the Trust Statute.

SECTION 2.5 Capital Contribution of Trust Estate. Pursuant to the Initial Trust Agreement, GE Sales Finance Holding assigned to the Trustee the initial trust estate, consisting of $1. The Trust hereby acknowledges receipt in trust of the initial trust estate from GE Sales

Finance Holding, as of the date hereof. Pursuant to the Transfer Agreement, GE Sales Finance Holding shall assign, transfer, contribute or otherwise convey to the Trust, as of the date hereof and from time to time, the assets specified in the Transfer Agreement. All contributions of assets made pursuant to the Transfer Agreement shall be made in exchange for an increase in the Free Equity Amount; provided that GE Sales Finance Holding may require the Trust to issue Notes in exchange for a decrease in the Free Equity Amount as provided in Section 2.12. In addition, GE Sales Finance Holding shall also be entitled to receive, as additional consideration, certain cash flows as described in the Related Documents. GE Sales Finance Holding shall pay organizational expenses of the Trust as they may arise or shall, upon the request of the Trustee, promptly reimburse the Trustee for any such expenses paid by the Trustee. GE Sales Finance Holding may also take steps necessary, including the execution and filing of any necessary filings, to ensure that the Trust is in compliance with any applicable state securities law.

SECTION 2.6 Declaration of Trust. The Trustee hereby declares that it will hold the Trust Estate in trust upon and subject to the conditions set forth herein for the use and benefit of the Holders, subject to the obligations of the Trust under the Related Documents. It is the intention of the parties hereto that the Trust constitute a statutory trust under the Trust Statute and that this Agreement constitute the governing instrument of such statutory trust. It is the intention of the parties hereto that, solely for income and franchise tax purposes, until the Transferor Interest is held by more than one Person, the Trust be disregarded as an entity separate from GE Sales Finance Holding. At such time as the Transferor Interest is held by more than one person, it is the intention of the parties hereto that, solely for income and franchise tax purposes, the Trust be treated as a partnership, with the assets of the partnership being the Transferred Interests and other assets held by the Trust, the partners of the partnership being the Holder of the Transferor Interest and the Holders of the Supplemental Interests. The parties agree that, unless otherwise required by appropriate tax authorities, until the Transferor Interest is held by more than one Person, the Trust will not file or cause to be filed annual or other returns, reports and other forms consistent with the characterization of the Trust as an entity separate from GE Sales Finance Holding. Effective as of the date hereof, the Trustee shall have all rights, powers and duties set forth herein and in the Trust Statute with respect to accomplishing the purposes of the Trust.

SECTION 2.7 Liability of Beneficiaries. Except as provided in any Related Document, the Holders shall be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit organized under the General Corporation Law of the State of Delaware.

SECTION 2.8 Title to Trust Property. Subject to the Lien granted in the Indenture, legal title to all the Trust Estate shall be vested at all times in the Trust as a separate legal entity except where applicable law in any jurisdiction requires title to any part of the Trust Estate to be vested in a trustee or trustees, in which case title shall be deemed to be vested in the Trustee, a co-trustee and/or a separate trustee, as the case may be.

SECTION 2.9 Situs of Trust. The Trust will be located in Delaware and administered in the States of Delaware and New York.

SECTION 2.10 Representations and Warranties of GE Sales Finance Holding. GE Sales Finance Holding hereby represents and warrants to the Trustee that:

(a) GE Sales Finance Holding is duly organized and validly existing as a limited liability company in good standing under the laws of the State of Delaware, with power and authority to own its properties and to conduct its business as such properties are currently owned and such business is presently conducted.

(b) GE Sales Finance Holding is duly qualified to do business as a foreign limited liability company in good standing, and has obtained all necessary licenses and approvals, in all jurisdictions in which the ownership or lease of property or the conduct of its business shall require such qualifications if the failure to obtain any such qualification, license or approval would cause a Material Adverse Effect.

(c) GE Sales Finance Holding has the power and authority to execute and deliver this Agreement and to carry out its terms; GE Sales Finance Holding has full power and authority to sell and assign the property to be sold and assigned to the Trust and GE Sales Finance Holding has duly authorized such sale and assignment to the Trust by all necessary corporate or other action; and the execution, delivery and performance of this Agreement have been duly authorized by GE Sales Finance Holding by all necessary limited liability company action.

(d) The consummation of the transactions contemplated by this Agreement and the fulfillment of the terms hereof (i) do not conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time) a default under, the certificate of formation or limited liability company agreement of GE Sales Finance Holding, or any indenture, agreement or other instrument to which GE Sales Finance Holding is a party or by which it is bound; (ii) result in the creation or imposition of any Lien upon any of its properties pursuant to the terms of any such indenture, agreement or other instrument (other than pursuant to the Related Documents); or (iii) violate any law or, to the best of GE Sales Finance Holding’s knowledge, any order, rule or regulation applicable to GE Sales Finance Holding of any court or of any Federal or state regulatory body, administrative agency or other governmental instrumentality having jurisdiction over GE Sales Finance Holding or its properties which violation would cause a Material Adverse Effect.

(e) GE Sales Finance Holding has duly executed and delivered this Agreement, and this Agreement constitutes a legal, valid and binding obligation of GE Sales Finance Holding, enforceable in accordance with its terms, except as enforceability may be subject to or limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law).

SECTION 2.11 Credit and Collection Policy. With respect to the Receivables and all matters relating thereto, the Trust hereby adopts the credit and collection policies of GE Capital Retail Bank as they relate to the origination and collection of credit card assets and related assets, as such credit and collection policies may be amended from time to time (the “Credit and Collection Policies”). For avoidance of doubt, the Trust hereby adopts the policies and practices of GE Capital Retail Bank as in effect from time to time as they relate to the determination of whether Collections are attributable to Finance Charge Receivables or Principal Receivables. References to the Trust’s computer file of credit accounts shall refer to the Servicer’s computer file of accounts for so long as the Servicing Agreement shall remain in effect. For the avoidance of doubt, the Trustee shall have no duty to monitor the Trust’s compliance with the Credit and Collection Policies.

SECTION 2.12 Issuance of Notes. Upon Holder’s request, the Trust shall from time to time issue a series of Notes to the Holder or its designee with such terms as specified in the related Indenture Supplement, so long as (i) such issuance is permitted under the terms of the Indenture and (ii) without limiting the generality of the foregoing, after giving effect to each such issuance (A) the Free Equity Amount is not less than the Minimum Free Equity Amount and (B) the Trust Principal Balance is not less than the Required Principal Balance.

ARTICLE III

BENEFICIAL INTERESTS

SECTION 3.1 Ownership. GE Sales Finance Holding shall after the date hereof be the sole beneficial owner of the Trust. All action taken pursuant to the Initial Trust Agreement is hereby ratified.

SECTION 3.2 Transferor Interest.

(a) The Trust hereby issues the Transferor Interest to GE Sales Finance Holding. The Transferor Interest shall represent an uncertificated, undivided beneficial interest in the Trust Estate subject to the Lien of the Notes created pursuant to the Indenture, including the right to receive amounts at the times and in the amounts specified in the Indenture and any Indenture Supplement to be paid to the Holder.

(b) As the Holder of the Transferor Interest, GE Sales Finance Holding hereby is granted the right to direct the Trust to exercise its discretion with respect to (i) making deposits and withdrawals from the Excess Funding Account pursuant to Section 8.2(d) of the Indenture, and (ii) making deposits to the Excess Funding Account pursuant to Section 8.5 of the Indenture with respect to Shared Principal Collections otherwise distributable to the Holder.

(c) As the Holder of the Transferor Interest, GE Sales Finance Holding is hereby granted the right to direct the Trust to retain an amount equal to the sum of (x) the portion of the Monthly Servicing Fee payable by the Trust on the related Payment Date, (y) the fees and expenses of the Administrator payable by the Trust on the related Payment Date and (z) the fees and expenses of the Indenture Trustee payable by the Trust on the related Payment Date, and use such retained amount to pay, on a pro rata basis according to the amounts owning to such Person, the Servicer, the Administrator and the Indenture Trustee, as applicable.

SECTION 3.3 Form of Transferor Interest. The Transferor Interest initially shall be an uncertificated interest in the Trust.

SECTION 3.4 Restrictions on Transfer; Issuance of Supplemental Interests.

(a) GE Sales Finance Holding may from time to time divide the Transferor Interest into one or more separate interests (each a “Supplemental Interest”), which shall be in uncertificated form, and may transfer such Supplemental Interests, subject to the restrictions set forth in this Agreement. The form and terms of any Supplemental Interest shall be defined in a supplement to this Agreement (which supplement shall be subject to Section 10.2 to the extent that it amends any of the terms of this Agreement) to be delivered to or upon the order of GE Sales Finance Holding (or the Holder of a Supplemental Interest, in the case of the transfer or exchange thereof, as provided below). The issuance of any such Supplemental Interest to any Person other than GE Sales Finance Holding shall be subject to satisfaction of the following conditions: GE Sales Finance Holding shall have delivered to the Trustee and Indenture Trustee a Tax Opinion, dated the date of such action (or transfer, exchange or other disposition provided below), with respect to such action and an Opinion of Counsel to the effect that such issuance, action, transfer, exchange or other disposition does not require registration of the interest under the Securities Act or any state securities law except for any such registration that has been duly completed and become effective. A Supplemental Interest may be transferred or exchanged, and the Transferor Interest may be pledged, only upon satisfaction of the conditions set forth above.

(b) The Transferor Interest may be transferred in its entirety to a Person which is a member of the “affiliated group” as defined in Section 1504(a) of the Code of which GE Sales Finance Holding is a member without the consent or approval of the Noteholders, provided that GE Sales Finance Holding shall have delivered to the Trustee and the Indenture Trustee a Tax Opinion and an Opinion of Counsel of the type described in paragraph (a), dated the date of such transfer, with respect thereto. In connection with any such transfer, the Person to whom the Transferor Interest is transferred will, by its acquisition and holding of an interest in the Transferor Interest, assume all of the rights and obligations of GE Sales Finance Holding as described in this Agreement, each Related Document and in any supplement or amendment thereto (including the right under this paragraph (b) with respect to subsequent transfers of an interest in the Transferor Interest).

(c) The Transferor Interest and each Supplemental Interest, and any beneficial interest in the Transferor Interest or any Supplemental Interest, may not be purchased by or transferred to (i) an employee benefit plan (as defined in Section 3(3) of ERISA) that is subject to the provisions of Title I of ERISA, (ii) a plan described in Section 4975(e)(1) of the Code or (iii) any entity whose underlying assets include plan assets by reason of investment by an employee benefit plan or plans (including, without limitation, insurance company general accounts) in such entity.

SECTION 3.5 Registration of Transfer and Exchange of Trust Interests. The Trust shall keep or cause to be kept, at the Corporate Trust Office, a register (the “Register”) in which,

subject to such reasonable regulations as it may prescribe, the Trust shall provide for the registration of Trust Interests and of transfers and exchanges of Trust Interests. The Trustee shall be the “Registrar” for the purpose of registering the Trust Interests and the transfers of Trust Interests as provided herein. Upon any resignation of the Registrar, GE Sales Finance Holding shall promptly appoint a successor or, if it elects not to make such an appointment, assume the duties of the Registrar. The Registrar shall be entitled to all the same rights, protections, indemnities and immunities hereunder as the Trustee.

SECTION 3.6 Persons Deemed Holders. Prior to the registration of a transfer of a Trust Interest, the Trustee and Registrar may treat the Person in whose name any Trust Interest shall be registered in the Register as the owner of such Trust Interest for all purposes whatsoever and neither the Trustee nor the Registrar shall be bound by any notice to the contrary.

ARTICLE IV

ACTIONS BY THE TRUSTEE

SECTION 4.1 Prior Notice to Holders with Respect to Certain Matters. With respect to the following matters, the Trustee shall not take action unless, at least 30 days before the taking of such action, the Trustee shall have notified the Holders in writing of the proposed action and the Holders shall not have notified the Trustee in writing prior to the 30th day after such notice is given that the Holders withheld consent or shall not have provided alternative direction:

(a) the initiation of any claim or lawsuit by the Trust (except claims or lawsuits brought in connection with the collection of the Trust Estate) and the compromise of any action, claim or lawsuit brought by or against the Trust (except with respect to the aforementioned claims or lawsuits for collection of Trust Estate);

(b) the election by the Trust to file an amendment to the Certificate of Trust unless such amendment is required by the Trust Statute;

(c) the amendment of the Indenture;

(d) the amendment, change or modification of the Administration Agreement, except to cure any ambiguity or to amend or supplement any provision in a manner, or add any provision, that would not materially and adversely affect the interests of the Holders; or

(e) the appointment pursuant to the Indenture of a successor Note Registrar, Paying Agent or Indenture Trustee, or the consent to the assignment by the Note Registrar, Paying Agent or Indenture Trustee of its obligations under the Indenture or this Agreement, as applicable.

SECTION 4.2 Action by the Holders with Respect to Certain Matters. The Trustee shall not have the power, except upon the direction of the Holders, to: (a) remove the Administrator under the Administration Agreement, (b) appoint a successor Administrator, or (c)

except as expressly provided in the Related Documents, sell the Transferred Interests after the termination of the Indenture. The Trustee shall take the actions referred to in the preceding sentence only upon written instructions signed by the Holders.

SECTION 4.3 Action by the Holders with Respect to Bankruptcy. The Trustee shall not have the power to commence a voluntary proceeding in bankruptcy relating to the Trust without the prior approval of the Holders and the delivery to the Trustee by the Holders of a certificate certifying that the Holders reasonably believe that the Trust is insolvent.

SECTION 4.4 Restrictions on Power. The Holders shall not direct the Trustee to take or refrain from taking any action if such action or inaction would be contrary to any obligation of the Trust or the Trustee under this Agreement or any of the Related Documents or would be contrary to Section 2.3, nor shall the Trustee be obligated to follow any such direction, if given.

ARTICLE V

AUTHORITY AND DUTIES OF THE TRUSTEE

SECTION 5.1 General Authority. The Trustee is authorized and directed to execute and deliver the Related Documents to which the Trust is to be a party and each certificate or other document attached as an exhibit to or contemplated by the Related Documents to which the Trust is to be a party, in each case in such form as GE Sales Finance Holding shall approve as evidenced conclusively by the Trustee’s execution thereof, and, on behalf of the Trust, to direct the Indenture Trustee, from time to time, to authenticate and deliver Notes in the amount specified in a letter of instruction from GE Sales Finance Holding to the Trustee. In addition to the foregoing, the Trustee is authorized, but shall not be obligated, to take all actions required of the Trust pursuant to the Related Documents. Except as otherwise provided in this Agreement, the Trustee is further authorized from time to time to take such action as GE Sales Finance Holding or the Administrator recommends with respect to the Related Documents.

SECTION 5.2 General Duties. It shall be the duty of the Trustee to discharge (or cause to be discharged) all of its responsibilities pursuant to this Agreement and the Related Documents to which the Trust is a party and to administer the Trust in the interest of the Holders, subject to the Related Documents and in accordance with this Agreement. Notwithstanding the foregoing, the Trustee shall be deemed to have discharged its duties and responsibilities hereunder and under the Related Documents to the extent the Administrator has agreed in the Administration Agreement to perform any act or to discharge any duty of the Trustee or Trust hereunder or under any Related Document, and the Trustee shall not be held liable for the default or failure of the Administrator to carry out its obligations under the Administration Agreement.

SECTION 5.3 Action upon Instruction.

(a) Subject to Article IV and in accordance with the Related Documents, the Holders may by written instruction direct the Trustee in the management of the Trust. Such direction may be exercised at any time by written instruction of the Holders pursuant to Article IV.

(b) The Trustee shall not be required to take any action hereunder or under any Related Document if the Trustee shall have reasonably determined, or shall have been advised by counsel, that such action is likely to result in liability on the part of the Trustee or is contrary to the terms hereof or of any Related Document or is otherwise contrary to law.

(c) Whenever the Trustee is unable to decide between alternative courses of action permitted or required by this Agreement or any Related Document, the Trustee shall promptly give notice (in such form as shall be appropriate under the circumstances) to the Holders requesting instruction as to the course of action to be adopted, and to the extent the Trustee acts in good faith in accordance with any written instruction of the Holders received, the Trustee shall not be liable on account of such action to any Person. If the Trustee shall not have received appropriate instruction within 10 days of such notice (or within such shorter period of time as reasonably may be specified in such notice or may be necessary under the circumstances) it may, but shall be under no duty to, take or refrain from taking such action, not inconsistent with this Agreement or the Related Documents, as it shall deem to be in the best interests of the Holders, and shall have no liability to any Person for such action or inaction.

(d) In the event that the Trustee is unsure as to the application of any provision of this Agreement or any Related Document or any such provision is ambiguous as to its application, or is, or appears to be, in conflict with any other applicable provision, or in the event that this Agreement permits any determination by the Trustee or is silent or is incomplete as to the course of action that the Trustee is required to take with respect to a particular set of facts, the Trustee may give notice (in such form as shall be appropriate under the circumstances) to the Holders requesting instruction and, to the extent that the Trustee acts or refrains from acting in good faith in accordance with any such instruction received, the Trustee shall not be liable, on account of such action or inaction, to any Person. If the Trustee shall not have received appropriate instruction within 10 days of such notice (or within such shorter period of time as reasonably may be specified in such notice or may be necessary under the circumstances) it may, but shall be under no duty to, take or refrain from taking such action, not inconsistent with this Agreement or the Related Documents, as it shall deem to be in the best interests of the Holders, and shall have no liability to any Person for such action or inaction.

SECTION 5.4 No Duties Except as Specified in this Agreement or in Instructions. The Trustee shall not have any duty or obligation to manage, make any payment with respect to, register, record, sell, dispose of or otherwise deal with the Trust Estate, or to otherwise take or refrain from taking any action under, or in connection with, any document contemplated hereby to which the Trustee is a party, except as expressly provided by this Agreement or in any document or written instruction received by the Trustee pursuant to this Agreement; and no implied duties or obligations shall be read into this Agreement or any Related Document against the Trustee. The Trustee shall have no responsibility for filing any financing or continuation statement in any public office at any time or to otherwise perfect or maintain the perfection of any security interest or Lien granted to it hereunder or to prepare or file any Commission filing for the Trust or to record this Agreement or any Related Document. Notwithstanding anything to the contrary herein or in any Related Document, the Trustee shall not be required to execute, deliver or certify on behalf of the Trust or any other Person any filings, certificates, affidavits or other instruments required under the Sarbanes-Oxley Act of 2002, if applicable. The Trustee nevertheless agrees that it will, at its own cost and expense, promptly take all action as may be necessary to discharge any Liens on any part of the Trust Estate that result from the negligence or willful misconduct of the Trustee.

SECTION 5.5 No Action Except Under Specified Documents or Instructions. The Trustee shall not manage, control, use, sell, dispose of or otherwise deal with any part of the Trust Estate except: (i) in accordance with the powers granted to and the authority conferred upon the Trustee pursuant to this Agreement, (ii) in accordance with the Related Documents and (iii) in accordance with any document or instruction delivered to the Trustee pursuant to this Agreement.

SECTION 5.6 Restrictions. The Trustee shall not take any action: (a) that is inconsistent with the purposes of the Trust set forth in Section 2.3 or (b) that, to the actual knowledge of the Trustee, would result in the Trust becoming taxable as a corporation for Federal income tax purposes. GE Sales Finance Holding shall not direct the Trustee to take action that would violate this Section.

SECTION 5.7 Tax Returns. In the event the Trust shall be required to file tax returns, the Trustee, promptly upon request, will furnish the Administrator with all such information in the Trustee’s actual custody or possession as may be reasonably requested by the Administrator in connection with the preparation of all tax returns of the Trust or any other Affiliate required to report income, gain, loss or deduction of the Trust, and shall, upon request, execute such returns of the Trust. In no event shall the Trustee be liable for any liabilities, costs or expenses of the Trust arising under any tax law, including federal, state or local income or excise taxes or any other tax imposed on or measured by income (or any interest or penalty with respect thereto arising from a failure to comply therewith).

ARTICLE VI

CONCERNING THE TRUSTEE

SECTION 6.1 Acceptance of Trusts and Duties. The Trustee accepts the trusts hereby created and agrees to perform its duties hereunder with respect to such trusts but only upon the terms of this Agreement. The Trustee also agrees to disburse all moneys actually received by it constituting part of the Trust Estate upon the terms of the Related Documents and this Agreement. The Trustee shall not be answerable or accountable hereunder or under any Related Document under any circumstances, except: (i) for its own willful misconduct or gross negligence or (ii) in the case of the inaccuracy of any representation or warranty contained in Section 6.3 expressly made by the Trustee. In particular, but not by way of limitation (and subject to the exceptions set forth in the preceding sentence):

(a) the Trustee shall not be liable for any error of judgment made in good faith by a responsible officer of the Trustee unless it is proved that the Trustee was grossly negligent in ascertaining the pertinent facts;

(b) the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in accordance with the instructions of the Administrator, the Servicer, GE Sales Finance Holding or any Holder;

(c) no provision of this Agreement or any Related Document shall require the Trustee to expend or risk funds or otherwise incur any financial liability in the performance of any of its rights or powers hereunder or under any Related Document, if the Trustee shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured or provided to it;

(d) under no circumstances shall the Trustee be liable for indebtedness evidenced by or arising under any of the Related Documents, including the principal of and interest on the Notes or any representation, warranty or covenant of the Trust;

(e) the Trustee shall not be responsible for or in respect of the validity or sufficiency of this Agreement or for the due execution hereof by GE Sales Finance Holding or for the form, character, genuineness, sufficiency, value or validity of any of the Trust Estate or for or in respect of the validity or sufficiency of the Related Documents, and the Trustee shall in no event assume or incur any liability, duty or obligation to any Noteholder or to any Holder, other than as expressly provided for herein and in the Related Documents;

(f) the Trustee shall not be liable for the default or misconduct of the Administrator, GE Sales Finance Holding, the Indenture Trustee or the Servicer under any of the Related Documents or otherwise and the Trustee shall have no obligation or liability to perform the obligations of the Trust under this Agreement or the Related Documents that are required to be performed by the Administrator under the Administration Agreement, the Indenture Trustee under the Indenture or the Servicer under the Servicing Agreement; and the Trustee shall have no obligation to monitor such persons with respect to such obligations.

(g) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Agreement, or to institute, conduct or defend any litigation under this Agreement or otherwise or in relation to this Agreement or any Related Document, at the request, order or direction of the Holders unless the Holders offered to the Trustee security or indemnity satisfactory to it against the costs, expenses and liabilities that may be incurred by the Trustee therein or thereby. The right of the Trustee to perform any discretionary act enumerated in this Agreement or in any Related Document shall not be construed as a duty, and the Trustee shall not be answerable for other than its gross negligence or willful misconduct in the performance of any such act.

(h) the Trustee shall not be personally liable for (x) special, consequential or punitive damages, however styled, including without limitation, lost profits or (y) any losses due to forces beyond the control of the Trustee, including, without limitation, strikes, work stoppages, acts of war or terrorism, insurrection, revolution, nuclear or natural catastrophes or acts of God and interruptions, loss or malfunctions of utilities, communications or computer (software or hardware) services.

SECTION 6.2 Furnishing of Documents. The Trustee shall furnish to a Holder promptly upon receipt of a written request therefor, and at the expense of such Holder, duplicates or copies of all reports, notices, requests, demands, certificates, financial statements and any other instruments furnished to the Trustee under the Related Documents.

SECTION 6.3 Representations and Warranties. The Trustee hereby represents and warrants to the Holders, that:

(a) it is a banking corporation duly organized and validly existing in good standing under the laws of the State of Delaware, with the requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement,

(b) it has taken all corporate action necessary to authorize the execution and delivery by it of this Agreement, and this Agreement will be executed and delivered by one of its officers who is duly authorized to execute and deliver this Agreement on its behalf,

(c) the execution and delivery of this Agreement, the consummation of the transactions contemplated by this Agreement and the fulfillment of the terms hereof do not conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time) a default under, the certificate of incorporation or by-laws of the Trustee, or to the best of its knowledge without independent investigation any indenture, agreement or other instrument to which the Trustee is a party or by which it is bound; or violate any Federal or state law governing the banking or trust powers of the Trustee; or, to the best of the Trustee’s knowledge, violate any order, rule or regulation applicable to the Trustee of any court or of any Federal or state regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Trustee or its properties, and

(d) this Agreement, assuming due authorization, execution and delivery by GE Sales Finance Holding, constitutes a valid, legal and binding obligation of the Trustee, enforceable against it in accordance with the terms hereof subject to applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors’ rights generally and to general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law.

SECTION 6.4 Reliance; Advice of Counsel.

(a) Except to the extent otherwise provided in Section 6.1, the Trustee shall incur no liability to anyone in acting upon any signature, instrument, notice, resolution, request, consent, order, certificate, report, opinion, bond or other document or paper

(whether in its original, electronic or facsimile form) believed by it to be genuine and believed by it to be signed by the proper party or parties. The Trustee may accept a certified copy of a resolution of the board of directors or other governing body of any party as conclusive evidence that such resolution has been duly adopted by such body and that the same is in full force and effect. As to any fact or matter the method of the determination of which is not specifically prescribed herein, the Trustee may for all purposes hereof rely on a certificate, signed by the president, any vice president, the treasurer or other authorized officers of the relevant party as to such fact or matter, and such certificate shall constitute full protection to the Trustee for any action taken or omitted to be taken by it in good faith in reliance thereon.

(b) In the exercise or administration of the trusts hereunder and in the performance of its duties and obligations under this Agreement or the Related Documents, the Trustee: (i) may act directly or through its agents or attorneys pursuant to agreements entered into with any of them, and the Trustee shall not be liable for the conduct or misconduct of such agents or attorneys if such agents or attorneys shall have been selected by the Trustee with reasonable care, and (ii) may consult with counsel, accountants and other skilled Persons to be selected with reasonable care and employed by it. The Trustee shall not be liable for anything done, suffered or omitted in good faith by it in accordance with the written opinion or advice of any such counsel, accountants or other such Person.

SECTION 6.5 Not Acting in Individual Capacity. Except as provided in this Article VI, in accepting the trusts hereby created BNY Mellon Trust of Delaware acts solely as the Trustee hereunder and not in its individual capacity and all Persons having any claim against the Trustee by reason of the transactions contemplated by this Agreement or any Related Document shall look only to the Trust Estate for payment or satisfaction thereof.

SECTION 6.6 Trustee Not Liable for Notes or Transferred Interests. The recitals contained herein shall be taken as the statements of GE Sales Finance Holding, and the Trustee assumes no responsibility for the correctness thereof. The Trustee makes no representations as to the validity or sufficiency of this Agreement, of any Related Document, or of any Transferred Interest or related documents. The Trustee shall at no time have any responsibility or liability for or with respect to the legality, validity and enforceability of any Transferred Interest, or the perfection and priority of any security interest created by any Transferred Interest or the maintenance of any such perfection and priority, or for or with respect to the sufficiency of the Trust Estate or its ability to generate the payments to be distributed to the Holders under this Agreement or the Noteholders under the Indenture, including: (a) the existence, condition and ownership of the Transferred Assets, (b) the existence and enforceability of any insurance thereon, (c) the existence and contents of any Transferred Interest on any computer or other record thereof, (d) the validity of the assignment of any Transferred Interest to the Trust or of any intervening assignment, (e) the completeness of any Transferred Interest, (f) the performance or enforcement of any Transferred Interest, and (g) the compliance by GE Sales Finance Holding or the Servicer with any warranty or representation made under any Related Document or in any related document or the accuracy of any such warranty or representation or any action of the Administrator, the Indenture Trustee or the Servicer or any subservicer taken in the name of the Trust or Trustee.

SECTION 6.7 Trustee May Not Own Notes. The Trustee shall not, in its individual capacity, but may in a fiduciary capacity, become the owner or pledgee of Notes or otherwise extend credit to the Trust. The Trustee may otherwise deal with GE Sales Finance Holding, the Administrator, the Indenture Trustee and the Servicer with the same rights as it would have if it were not the Trustee.

ARTICLE VII

COMPENSATION OF THE TRUSTEE

SECTION 7.1 Trustee’s Fees and Expenses. The Trustee shall receive as compensation for its services hereunder such fees as have been separately agreed upon before the date hereof between GE Sales Finance Holding and the Trustee, and the Trustee shall be entitled to be reimbursed by GE Sales Finance Holding for its other reasonable expenses hereunder, including the reasonable compensation, expenses and disbursements of such agents, representatives, experts and counsel as the Trustee may employ in connection with the exercise and performance of its rights and its duties hereunder.

SECTION 7.2 Indemnification. GE Sales Finance Holding shall be liable as primary obligor for, and shall indemnify the Trustee and its successors, assigns, agents and employees (collectively, the “Indemnified Parties”) from and against, any and all liabilities, obligations, losses, damages, taxes, claims, actions and suits, and any and all reasonable costs, expenses and disbursements (including reasonable legal fees and expenses) of any kind and nature whatsoever (collectively, “Expenses”), which may at any time be imposed on, incurred by or asserted against the Trustee or any other Indemnified Party in any way relating to or arising out of this Agreement, the Related Documents, the Trust Estate, the administration of the Trust Estate or the action or inaction of the Trustee hereunder, except only that GE Sales Finance Holding shall not be liable for or required to indemnify an Indemnified Party from and against Expenses arising or resulting from: (a) such Indemnified Party’s willful misconduct or gross negligence, (b) any income tax or franchise tax incurred by an Indemnified Party, except to the extent that the incurrence of any such tax results from a breach or default by GE Sales Finance Holding under this Agreement or (c) with respect to the Trustee, the inaccuracy of any representation or warranty contained in Section 6.3 expressly made by the Trustee. The indemnities contained in this Section shall survive the resignation or termination of the Trustee or the termination of this Agreement.

In the event any proceeding (including any governmental investigation) shall be instituted involving any Indemnified Party pursuant to the preceding paragraph, such person shall promptly notify GE Sales Finance Holding in writing and GE Sales Finance Holding shall assume the defense thereof, including the retention of counsel reasonably satisfactory to such Indemnified Party to represent such Indemnified Party in such proceeding and shall pay the reasonable fees and disbursements of such counsel related to such proceeding upon delivery to GE Sales Finance Holding of demand therefor. In any such proceeding, any Indemnified Party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party unless (i) GE Sales Finance Holding has failed to assume the defense thereof, (ii) GE Sales Finance Holding and the Indemnified Party shall have mutually agreed to the retention of such counsel or (iii) the named parties to any such proceeding (including any impleaded parties) include both GE Sales Finance Holding and the Indemnified Party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that GE Sales Finance Holding shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all such Indemnified Parties. GE Sales Finance Holding shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, GE Sales Finance Holding agrees to indemnify the Indemnified Party from and against any loss or liability by reason of such settlement or judgment. GE Sales Finance Holding shall not, without the prior written consent of the Indemnified Party, effect any settlement of any pending or threatened proceeding in respect of which such Indemnified Party is or could have been a party and indemnity could have been sought hereunder by such Indemnified Party, unless such settlement includes an unconditional release of such Indemnified Party from all liability on claims that are the subject matter of such proceeding.

SECTION 7.3 Payments to the Trustee. Any amounts paid to the Trustee pursuant to this Article VII shall be deemed not to be a part of the Trust Estate immediately after such payment.

SECTION 7.4 Subordination. To the extent that the Trustee has any claim or lien on the Trust Estate for any amounts due pursuant to the Related Documents, the Trustee agrees that such lien or claim shall be subordinate in priority to the lien of the Indenture Trustee on behalf of the Noteholders so long as the Indenture, and the liens created thereunder, have not been terminated and all obligations of the Trust with respect to the Notes have been satisfied.

ARTICLE VIII

TERMINATION OF TRUST AGREEMENT

SECTION 8.1 Termination of Trust Agreement.

(a) The Trust shall dissolve upon the date specified by GE Sales Finance Holding (the “Trust Termination Date”), written notice of which shall be provided to the Trustee, provided, that the Trust Termination Date shall not be earlier than the day on which the rights of all Series of Notes to receive payments from the Trust have terminated. After satisfaction of liabilities of the Trust as provided by applicable law, any money or other property held as part of the Trust Estate following such distribution shall be distributed pro rata to the Holders. The bankruptcy, liquidation, dissolution, termination, death or incapacity of GE Sales Finance Holding shall not (x) operate to terminate this Agreement or annul, dissolve or terminate the Trust, (y) entitle GE Sales Finance Holding’s legal representatives or heirs to claim an accounting or to take any action or proceeding in any court for a partition or winding up of all or any part of the Trust or Trust Estate or (z) otherwise affect the rights, obligations and liabilities of the parties hereto.

(b) Except as provided in Section 8.1(a), neither GE Sales Finance Holding nor any Holder shall be entitled to dissolve, revoke or terminate the Trust.

(c) Upon the dissolution of the Trust and the payment of all liabilities of the Trust in accordance with applicable law and upon written direction from the Holders, the Trustee shall cause the Certificate of Trust to be canceled by filing a certificate of cancellation with the Secretary of State in accordance with the provisions of Section 3810 (or successor section) of the Trust Statute, at which time the Trust and this Agreement (other than Article VII) shall terminate.

ARTICLE IX

SUCCESSOR TRUSTEES AND ADDITIONAL TRUSTEES

SECTION 9.1 Eligibility Requirements for the Trustee. The Trustee shall at all times: (a) be a “bank” within the meaning of the Investment Company Act of 1940, as amended, (b) be authorized to exercise corporate trust powers, (c) have a combined capital and surplus of at least $50,000,000 and be subject to supervision or examination by Federal or state authorities, and (d) have (or have a parent that has) a rating of at least “Baa3” by Moody’s or at least “BBB-” by S&P. If such corporation shall publish reports of condition at least annually, pursuant to law or the requirements of the aforesaid supervising or examining authority, then for the purpose of this Section, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. At all times, at least one the Trustee of the Trust shall satisfy the requirements of Section 3807(a) of the Trust Statute. In case at any time the Trustee shall cease to be eligible in accordance with this Section, the Trustee shall resign immediately in the manner and with the effect specified in Section 9.2.

SECTION 9.2 Resignation or Removal of the Trustee. The Trustee may at any time resign and be discharged from the trusts hereby created by giving written notice thereof to the Administrator. Upon receiving such notice of resignation, the Administrator, on behalf of the Trust, shall promptly appoint a successor trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to the resigning Trustee and one copy to the successor trustee. If no successor Trustee shall have been so appointed and have accepted appointment within 60 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor trustee.

If at any time the Trustee shall cease to be eligible in accordance with Section 9.1 and shall fail to resign after written request therefor by the Administrator, or if at any time the Trustee shall be legally unable to act, or shall be adjudged bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then the Administrator, on behalf of the Trust, may remove the Trustee. If the Administrator, on behalf of the Trust, shall remove the Trustee under the authority of the preceding sentence, the Administrator, on behalf of the Trust, shall promptly appoint a successor trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to the outgoing Trustee so removed and one copy to the successor trustee, and pay all fees owed to the outgoing Trustee.

Any resignation or removal of the Trustee and appointment of a successor trustee pursuant to this Section shall not become effective until acceptance of appointment by the successor trustee pursuant to Section 9.3 and payment of all fees and expenses owed to the outgoing trustee.

SECTION 9.3 Successor Trustee. Any successor trustee appointed pursuant to this Section 9.3 shall execute, acknowledge and deliver to the Administrator and to its predecessor Trustee an instrument accepting such appointment under this Agreement, and thereupon the resignation or removal of the predecessor Trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties, and obligations of its predecessor under this Agreement, with like effect as if originally named as the trustee. The predecessor Trustee shall upon payment of its fees and expenses deliver to the successor trustee all documents and statements and monies held by it under this Agreement; and the Administrator and the predecessor Trustee shall execute and deliver such instruments and do such other things as may reasonably be required for fully and certainly vesting and confirming in the successor trustee all such rights, powers, duties and obligations.

No successor trustee shall accept appointment as provided in this Section unless at the time of such acceptance such successor trustee shall be eligible pursuant to Section 9.1.

Upon acceptance of appointment by a successor trustee pursuant to this Section, the Administrator shall mail notice of such appointment to the Holders, the Indenture Trustee and the Noteholders. If the Administrator shall fail to mail such notice within 10 days after acceptance of appointment by the successor trustee, the successor trustee shall cause such notice to be mailed at the expense of the Administrator.

SECTION 9.4 Merger or Consolidation of the Trustee. Any Person into which the Trustee may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any Person succeeding to all or substantially all of the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder; provided, such Person shall be eligible pursuant to Section 9.1, without the execution or filing of any instrument or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

SECTION 9.5 Appointment of Co-Trustee or Separate Trustee. Notwithstanding any other provisions of this Agreement, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust or Trust Estate may at the time be located, the Administrator, on behalf of the Trust, and the Trustee acting jointly shall have the power and may execute and deliver all instruments to appoint one or more Person(s) approved by the Trustee to act as co-trustee(s), jointly with the Trustee, or separate trustee(s), of all or any part of the Trust Estate, and to vest in such Person(s), in such capacity and for the benefit of the Holders, such title to the Trust Estate, or any part thereof, and, subject to the other provisions of this Section, such powers, duties, obligations, rights and trusts as the Administrator, on behalf of the Trust, and the Trustee may consider necessary or desirable. If the Administrator, on behalf of the Trust, shall not have joined in such appointment within 15 days after the receipt by it of a request so to do, the Trustee alone shall have the power to make such appointment. No co-trustee or separate trustee under this Agreement shall be required to meet the terms of eligibility as a successor trustee pursuant to Section 9.1 and no notice of the appointment of any co-trustee or separate trustee shall be required pursuant to Section 9.3.

Each separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

(a) all rights, powers, duties and obligations conferred or imposed upon the Trustee shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee or co-trustee jointly (it being understood that such separate trustee or co-trustee is not authorized to act separately without the Trustee joining in such act), except to the extent that under any law of any jurisdiction in which any particular act(s) are to be performed, the Trustee shall be incompetent or unqualified to perform such act(s), in which event such rights, powers, duties and obligations (including the holding of title to the Trust Estate or any portion thereof in any such jurisdiction) shall be exercised and performed singly by such separate trustee or co-trustee, but solely at the direction of the Trustee;

(b) no trustee under this Agreement shall be personally liable by reason of any act or omission of any other trustee under this Agreement; and

(c) the Administrator, on behalf of the Trust, and the Trustee acting jointly may at any time accept the resignation of or remove any separate trustee or co-trustee.

Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this Article. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Each such instrument shall be filed with the Trustee and a copy thereof given to the Administrator.

Any separate trustee or co-trustee may at any time appoint the Trustee as its agent or attorney-in-fact with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

The Trustee shall have no obligation to determine whether a co-trustee or separate trustee is legally required in any jurisdiction in which any part of the Trust Estate may be located.

ARTICLE X

MISCELLANEOUS

SECTION 10.1 Clean-Up Call. On any day occurring on or after the date on which the outstanding principal balance of any Series of Notes is reduced to 10% or less of the initial outstanding principal balance of such Series, GE Sales Finance Holding shall have the option to reduce the Collateral Amount for that Series to zero by paying the Trust a redemption price equal to the greater of (x) the Collateral Amount, plus the applicable Floating Allocation Percentage of outstanding Finance Charge Receivables and (y) a minimum amount equal to (i) if such day is a Payment Date, the Reassignment Amount for such Payment Date or (ii) if such day is not a Payment Date, the Reassignment Amount for the Payment Date following such day. GE Sales Finance Holding shall give the Trust at least thirty days prior written notice of the date on which GE Sales Finance Holding intends to excise such option.

SECTION 10.2 Supplements and Amendments. This Agreement may be amended from time to time by a written amendment duly executed and delivered by GE Sales Finance Holding and the Trustee without the consent of the Holders; provided that the consent of the Holders is required for any amendment that modifies in any manner the rights of the Holders.

Promptly after the execution of any such amendment or consent, GE Sales Finance Holding shall furnish written notification of the substance of such amendment or consent to the Indenture Trustee.

Promptly after the execution of any amendment to the Certificate of Trust, the Trustee shall cause the filing of such amendment with the Secretary of State of the State of Delaware.

The Trustee shall be entitled to receive, and shall be fully protected in relying upon, an Officer’s Certificate of GE Sales Finance Holding to the effect that the conditions to amendment have been satisfied.

The Trustee may, but shall not be obligated to, enter into any such amendment that affects the Trustee’s own rights, duties or immunities under this Agreement or otherwise.

SECTION 10.3 No Legal Title to Trust Estate in GE Sales Finance Holding. GE Sales Finance Holding shall not have legal title to any part of the Trust Estate. No transfer, by operation of law or otherwise, of any right, title or interest of GE Sales Finance Holding in, to and under their ownership interest in the Trust Estate shall operate to terminate this Agreement or the trusts hereunder or entitle any transferee to an accounting or to the transfer to it of legal title to any part of the Trust Estate.

SECTION 10.4 Limitations on Rights of Others. The provisions of this Agreement are solely for the benefit of the Trustee, GE Sales Finance Holding, and the Holders and nothing in this Agreement, whether express or implied, shall be construed to give to any other Person any legal or equitable right, remedy or claim in the Trust Estate or under or in respect of this Agreement or any covenants, conditions or provisions contained herein.

SECTION 10.5 Notices. Except as otherwise provided herein, whenever it is provided herein that any notice, demand, request, consent, approval, declaration or other communication shall or may be given to or served upon any of the parties by any other parties, or whenever any of the parties desires to give or serve upon any other parties any communication with respect to this Agreement, each such notice, demand, request, consent, approval, declaration or other communication shall be in writing and shall be deemed to have been validly served, given or delivered (a) upon the earlier of actual receipt and three Business Days after deposit in the United States Mail, registered or certified mail, return receipt requested, with proper postage prepaid, (b) upon transmission, when sent by facsimile, email or other electronic transmission (with such transmission promptly confirmed by delivery of a copy by personal delivery or United States Mail as otherwise provided in this Section 10.5), (c) one Business Day after deposit with a reputable overnight courier with all charges prepaid or (d) when delivered, if hand-delivered by messenger, all of which shall be addressed to the party to be notified and sent to the address or facsimile number indicated below or to such other address (or facsimile number) as may be substituted by notice given as herein provided. The giving of any notice required hereunder may be waived in writing by the party entitled to receive such notice. Failure or delay in delivering copies of any notice, demand, request, consent, approval, declaration or other communication to any Person designated in any written notice provided hereunder to receive copies shall in no way adversely affect the effectiveness of such notice, demand, request, consent, approval, declaration or other communication. Notwithstanding the foregoing, whenever it is provided herein that a notice is to be given to any other party hereto by a specific time, such notice shall only be effective if actually received by such party prior to such time, and if such notice is received after such time or on a day other than a Business Day, such notice shall only be effective on the immediately succeeding Business Day. (i) If to the Trustee, addressed to the Corporate Trust Office with a copy to 101 Barclay Street, Floor 8 West (ABS Unit), New York, New York, 10286, Attention: Antonio Vayas, Facsimile (212) 815-2493 or 3993; and (ii) if to GE Sales Finance Holding, L.L.C., 777 Long Ridge Road, Building B, 3rd Floor, Stamford, Connecticut 06927, Attention: Finance Manager – Securitization, Telephone: (203) 585-6254, Facsimile: (718) 247-5839, with a copy to GE Capital Retail Bank, as Administrator, 170 Election Road, Suite 125, Draper, Utah 84020, Attention: President, Telephone: (801) 816-4765, Facsimile: (801) 816-4770; or, as to each party, at such other address as shall be designated by such party in a written notice to the other party.

SECTION 10.6 Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

SECTION 10.7 Separate Counterparts. This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument.

SECTION 10.8 Successors and Assigns. All covenants and agreements contained herein shall be binding upon, and inure to the benefit of, GE Sales Finance Holding and its successors, the Trustee and its successors and GE Sales Finance Holding and its successors and permitted assigns, all as herein provided. Any request, notice, direction, consent, waiver or other instrument or action by the Holders of the Transferor Interest shall bind the successors and assigns of GE Sales Finance Holding and any other Holder.

SECTION 10.9 No Petition. The Trustee on behalf of the Trust, by entering into this Agreement and the Holders, by accepting a Trust Interest hereby covenant and agree that they will not at any time institute against GE Sales Finance Holding or the Trust, or join in any institution against GE Sales Finance Holding or the Trust of, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings under any Federal or state bankruptcy or similar law in connection with any obligations relating to the Notes, this Agreement or any of the Related Documents; provided that nothing in this paragraph shall preclude, or be deemed to estop, the Trustee or the Holders from taking any action prior to the expiration of the applicable preference period in any involuntary proceeding filed or commenced against GE Sales Finance Holding or the Trust by a Person other than the Trustee or the Holders or to otherwise limit any claims that the Trustee or the Holders may have against GE Sales Finance Holding or the Trustee. This Section 10.9 shall survive the termination of the Trust.

SECTION 10.10 No Recourse. A Holder (or any interest therein), by accepting a Trust Interest, acknowledges that the Trust Interest represents a beneficial interest in the Trust only and the Trust Interest does not represent an interest in or obligation of GE Sales Finance Holding, the Servicer, the Administrator, the Trustee, the Indenture Trustee or any Affiliate thereof, and no recourse may be had against such parties or their assets except as may be expressly set forth or contemplated provided in this Agreement or the Related Documents.

SECTION 10.11 Governing Law. This Agreement shall be construed in accordance with the laws of the State of Delaware, without reference to its conflict of law provisions, and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

SECTION 10.12 Administrator. GE Sales Finance Holding and Trustee acknowledge that the Administrator is authorized to execute on behalf of the Trust all such documents, reports, filings, instruments, certificates and opinions as it shall be the duty of the Trust or Trustee to prepare, file or deliver pursuant to this Agreement and the Related Documents. Upon written request, the Trustee shall execute and deliver to the Administrator a power of attorney appointing the Administrator its agent and attorney-in-fact to execute all such documents, reports, filings, instruments, certificates and opinions.

SECTION 10.13 Waiver of Jury. BECAUSE DISPUTES ARISING IN CONNECTION WITH COMPLEX FINANCIAL TRANSACTIONS ARE MOST QUICKLY AND ECONOMICALLY RESOLVED BY AN EXPERIENCED AND EXPERT PERSON AND THE PARTIES WISH APPLICABLE STATE AND FEDERAL LAWS TO APPLY (RATHER THAN ARBITRATION RULES), THE PARTIES DESIRE THAT THEIR DISPUTES BE RESOLVED BY A JUDGE APPLYING SUCH APPLICABLE LAWS. THEREFORE, TO ACHIEVE THE BEST COMBINATION OF THE BENEFITS OF THE JUDICIAL SYSTEM, THE PARTIES HERETO WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT, OR PROCEEDING BROUGHT TO RESOLVE ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE, ARISING OUT OF, CONNECTED WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED AMONG THEM IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

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IN WITNESS WHEREOF, the parties hereto have caused this Amended and Restated Trust Agreement to be duly executed by their respective officers hereunto duly authorized as of the day and year first above written.

BNY MELLON TRUST OF DELAWARE, as Trustee

By:	/s/ Kristine K. Gullo
	Name:	Kristine Gullo
	Title:	Vice President

GE SALES FINANCE HOLDING, L.L.C.

By:	/s/ Vishal Gulati
	Name:	Vishal Gulati
	Title:	Vice President

-S-1-	Amended and Restated Trust Agreement

EXHIBIT A

to Trust Agreement

CERTIFICATE OF TRUST

OF

GE SALES FINANCE MASTER TRUST

This Certificate of Trust of GE Sales Finance Master Trust (the “Trust”), is being duly executed and filed by BNY Mellon Trust of Delaware a Delaware banking corporation, as trustee, to form a statutory trust under the Delaware Statutory Trust Act (12 Del. C. §3801, et seq.).

(i) Name. The name of the statutory trust being formed hereby is GE Sales Finance Master Trust.

(ii) Delaware Trustee. The name and business address of the trustee of the Trust in the State of Delaware are BNY Mellon Trust of Delaware, 100 White Clay Center, Suite 102, Newark, DE 19711.

(iii) Effective Date. This Certificate of Trust shall be effective as of its filing.

A-1

IN WITNESS WHEREOF, the undersigned, being the trustee of the Trust, has executed this Certificate of Trust in accordance with Section 3811(a)(1) of the Act.

BNY Mellon Trust of Delaware, not in its individual capacity, but solely as trustee of the Trust

By:
Name:
Title:

A-2